Exhibit 99.(l)(3)

Chen & Lin Attorneys-at-Law

http:// www.chenandlin.com

December 18, 2008

Taiwan Greater China Fund

Brown Brothers Harriman

40 Water Street, P.O. Box 962047

Boston, Massachusetts 02196-9047

U. S. A.

LETTER OF CONSENT

Dear Sirs,

We hereby consent to the reference to our firm in the registration statement filed by Taiwan Greater China Fund in the Prospectus dated December 18, 2008 with the Securities and Exchange Commission under the captions “PROSPECTUS SUMMARY—Trustees and Officers” and “TRUSTEES AND OFFICERS—Trustee and Officer Compensation”. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely yours,

/s/ CHEN & LIN

Che- Hung Chen

•  Taipei 1052054 Bank Tower, 4th Floor 205 Tun Hwa North Road Taipei, Taiwan 105 Tel: 886-2-2715-0270 Fax: 886-2-2514-7510	•  Hsinchu 1416F 6th Floor, No.141, Chungcheng Rd. Hsinchu, Taiwan 300 Tel: 886-3-523-2826 Fax: 886-3-521-0796